[PRICE WATERHOUSE LETTERHEAD AND LOGO]

April 10, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:


                            The Triangle Corporation
                            ------------------------

We have read Item 4 of the The Triangle Corporation's Form 8-K/A dated April 10, 1995 and are in agreement with the statements contained in Item 4 therein.

Yours very truly,

/s/ PRICE WATERHOUSE LLP

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